Exhibit 31.3

CERTIFICATION PURSUANT TO RULE 13A-14(A)/15D-14(A)

I, Mark Zagorski, certify that:

1. I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of Telaria, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 25, 2020	/s/ Mark Zagorski
Mark Zagorski

Chief Executive Officer

(Principal Executive Officer)